Exhibit 10.2


                          GENES TO LEADS(R) AGREEMENT

            CENGENT'S LEAD IDENTIFICATION PROGRAM IN DRUG DISCOVERY

                                  BASIC TERMS

      The basic terms of this Genes-to-Leads(R) Agreement
("AGREEMENT") are:

1. Effective Date of Agreement: June 6, 2004.

2. Parties (collectively the "PARTIES" and individually a "PARTY"):
   ----------------------------------------------------------------

      (a)Cengent Therapeutics Inc., a California corporation.

      (b)Company: AngioGenex,  a New York  corporation.

3. Company's Protein Target: Id1/E47 complex.
   ------------------------

      The Company shall provide Cengent with the coordinates of the relevant crystal structures of the protein target and any other relevant complexes.

4. Expected Delivery Date by Cengent:  approximately 120 days after the
   ---------------------------------
effective date of this agreement.

5. Basic Services Fee: $75,000,  payable  on the terms and conditions described
   ------------------
in Paragraph (c). This fee covers FTE charges, modeling costs, supercomputer time, and incidentals. The Basic Services Fee does not include the cost to acquire, synthesize or optimize compounds, establish or screen compounds in assays or any license fees, which may be required to screen third party proprietary chemical libraries.

6. Lead Identification Compound Fees:
   ---------------------------------

      (a)Lead Identification List Fee: $75,000,  payable  on  the  terms  and
         ----------------------------
conditions described in Paragraph 11(a).

      (b)Lead Identification Activity Fees:  $1,000  per  active compound in a
         ---------------------------------
primary screen, $3,000 per active compound in a primary and secondary screen, and $5,000 per active compound in a primary, secondary, and tertiary screen, up to a maximum of $150,000 under this Paragraph , payable on the terms and conditions described in Paragraph .

7. Cengent and Company have separately signed a non-disclosure agreement that continues to apply to them even after signing this Agreement.

8. Company will provide to Cengent the crystal structures, determined by X-ray crystallography, of the Id1/E47 heterodimer and Id1/Id1 homodimer, and (a) Cengent will promptly thereafter undertake a structure audit of Company's Protein Target to confirm that Company's Protein Target will be accepted by Cengent into its Genes-to-Leads{reg-trade-mark} program; (b) Cengent shall send Company written notice (e-mail shall constitute written notice) whether Company's Protein Target is so accepted, and (c) if so accepted, Cengent will provide the Cengent Basic Services described below and Company shall, within five days of that notice, pay Cengent the Basic Services Fee.

9. The Standard Terms and Conditions attached as Exhibit C are incorporated into this Agreement by this reference to the same effect as if they were fully set forth in this Agreement.

                           CENGENT'S BASIC SERVICES

10.Cengent will determine and define the DynaPharm{reg-trade-mark} templates (virtual constructs, derived from dynamic simulations of the Company's protein target) and search queries for drug screening of Company's Protein Target.

11.Cengent will use its in silico chemical library of publicly available chemical compounds, and computationally search the said database of compounds. The goal of the search and screening will be to determine the compounds more likely to have activity against Company's Protein Target and thereby narrow the list of potentially appropriate and effective compounds so as to provide a smaller number of starting points for possible lead optimization and the foundation for composition-of-matter or use patent coverage with leads that can be validated with wet chemistry. By the Expected Delivery Date, Cengent will complete a three dimensional ("3-D") structure analysis of Company's Protein Target and deliver to Company the following (the "CENGENT DELIVERIES"):

      (a)a list of molecules (compounds) identified by Cengent's proprietary DynaPharm{reg-trade-mark} methodology and in silico screening (the "CANDIDATE COMPOUNDS") for which Company shall pay Cengent the Lead Identification List Fee.

12.Cengent's experience is that its Genes-to-Leads{reg-trade-mark} program typically yields 200 to 300 "drug-like" compounds, in silico, within 2 to 4 months and that 2% to 24% of the compounds have exhibited an IC50 < 30uM in vitro. However, Cengent provides Company no assurance whatsoever that Cengent will have similar success with respect to Company's Protein Target or Candidate Compounds.

                          COMPANY'S BASIC OBLIGATIONS

13.Company shall undertake lab-based screening of the Candidate Compounds, including synthesizing and/or otherwise acquiring Candidate Compounds, developing in vitro and cell-based assays, and running those Candidate Compounds through assays. Attached as Exhibit A is the screening protocols to be used in the study. Company will complete the screening within 120 days of its receipt of the Candidate Compounds list (the "SCREENING COMPLETION DATE") except for those compounds that require synthesis in which case these compounds will be tested within 30 days of receipt of compound. Attached as Exhibit B is the success criteria to be used in determining activity of the identified compounds. Company will provide Cengent with all screening results and shall pay Cengent the Lead Identification Activity Fees for any compound that meets these criteria.

14.Company shall, by the 30th day after the Screening Completion Date (the "COMPANY DECISION DATE"), notify Cengent in writing which of the Candidate Compounds, if any, Company has selected for lead optimization (the "COMPANY SELECTION NOTICE"). Each compound so selected shall be referred to as a "LEAD OPTIMIZATION COMPOUND" and they shall collectively be referred to as the "LEAD OPTIMIZATION COMPOUNDS." Failure by Company to timely provide that notice means there is no Lead Optimization Compound selected by Company.

15.(Use this paragraph for any other terms not otherwise referenced herein.)

                               LEAD OPTIMIZATION

16.Company shall, concurrent with sending the Company Selection Notice, make the payment(s) to Cengent as indicated in Paragraph above. Also, Company shall pay $150,000 to Cengent upon selecting by Company of a Lead Optimization Compound or a derivative (e.g., homologs, analogs, polymorphs, isomers, prodrugs and formulations of the Lead Optimization Compound), payable as a number of shares of Company stock based on the most recent stock price accepted by an independent investor in an arm's length transaction.

17.Subject to Company's timely fulfillment of the terms and conditions of this Agreement, including the payment terms, Cengent agrees, as to each Lead Optimization Compound, not to: (a) include the Lead Optimization Compound on any list of compounds delivered by Cengent to any person or entity outside of

Cengent with respect to any human therapeutic research, development or use by that person or entity; (b) research or develop that Lead Optimization Compound with respect to any human therapeutic commercial product that would include that Lead Optimization Compound or a derivative as an active ingredient;
(c) disclose to anyone outside of Cengent that Company is researching and developing the Lead Optimization Compound with respect to the Company's Protein Target.

18.Company should consult with its patent counsel regarding whether: (a) a use patent may be available for a Lead Optimization Compounds; (b) a composition-of-matter patent is available since said compounds are generally "publicly known;" and (c) upon Company optimizing a Candidate Compound lead, Company's ability to file a composition-of-matter patent on the new compound if it is novel.


By: /s/ Edward T. Maggio                By: /s/ W. A. Garland
    --------------------                    ----------------------
Name:   Edward T. Maggio                Name:   William A. Garland
Title:  President & CEO                 Title:  COO

Date: May 26, 2004                      Date: May 24, 2004

Address: 10929 Technology Place         Address: _________________________
         San Diego, CA 92127                     _________________________

                                   EXHIBIT A

                        TO GENES-TO-LEADS(R) AGREEMENT

                 COMPANY CANDIDATE COMPOUND SCREENING PROTOCOL



                                PRIMARY SCREEN

                         (COMPANY TO PROVIDE PROTOCOL)

                               SECONDARY SCREEN

                         (COMPANY TO PROVIDE PROTOCOL)

                                TERTIARY SCREEN

                         (COMPANY TO PROVIDE PROTOCOL)





Candidate Compound Screening Protocol - EXHIBIT A to Genes-to-
Leads(R) Agreement

                                   EXHIBIT B

                         TO GENES-TO-LEADS(R) AGREEMENT

                                 Success Criteria



The Candidate Compound/s shall be deemed as compounds suitable for Lead Optimization if they have the following criteria:


Chemical Criteria:

         (1)The molecular weight of the compound is 1000 Da or better.

         (2)The Candidate Compound could be a peptide or a non peptide.


Biological Criteria:


          (ii) The Candidate Compound shall have a biological activity of 20 microM or better in the Primary screen.

          (iii) The Candidate Compound shall have activity in the Secondary screen.

          (iv) The Candidate Compound shall have activity in the Tertiary screen.




Candidate Compound Screening Protocol - EXHIBIT A to Genes-to-Leads(R)
Agreement

EXHIBIT C TO GENES-TO-LEADS{reg-trade-mark} AGREEMENT
STANDARD TERMS AND CONDITIONS

1. REPRESENTATIONS AND WARRANTIES
1.1.Authority. Each party represents and warrants that as of the Effective Date
    ----------
   it has the full right, power and authority to enter into the Agreement and that the Agreement has been duly executed by such party and constitutes a legal, valid and binding obligation of such party, enforceable in accordance with its terms.
1.2.No Conflicts.  Each  party  represents  and  warrants  that  the execution,
    -------------
   delivery and performance of the Agreement does not conflict with, or constitute a breach or default under any of its charter or organizational documents, any law, order, judgment or governmental rule or regulation applicable to it, or any material agreement, contract, commitment or instrument to which it is a party.
1.3.No Existing Third Party Rights. Each party represents and warrants that its
    -------------------------------
   obligations under the Agreement are not encumbered by any rights granted by such party to any third parties that are or may be inconsistent with the rights and licenses granted in the Agreement.
1.4.Intellectual  Property.  As  used  herein, the term "Intellectual Property"
    -----------------------
   means all of the following or their substantial equivalent or counterpart in any jurisdiction throughout the world: (i) patents, patent applications and patent disclosures, (ii) trademarks, service marks, trade dress, trade names, corporate names, logos and Internet domain names, (iii) copyrights and copyrightable works, (iv) registrations and applications for any registration for any of the foregoing and (v) trade secrets, confidential information and inventions. Each party represents and warrants to the other that as of the Effective Date:
   1.4.1.it is not aware of any claim made against it asserting the invalidity, misuse, unregisterability, unenforceability or non-infringement of any of its Intellectual Property that is the subject of the Agreement or challenging its right to use or ownership of any of such Intellectual Property or making any adverse claim of ownership thereof; and
   1.4.2.it is not aware of any pending or threatened claim or litigation which alleges that its activities to date relating to the Intellectual Property that is the subject of the Agreement have violated, or by conducting its business as currently proposed to be conducted hereunder would violate, the Intellectual Property rights of any other person or third party; and
   1.4.3.it is not aware of Intellectual Property rights  of  any  third  party that, with respect to Company's representation and warranty, validly cover the method used to create the Company's Protein Target or, with respect to Cengent's representation and warranty, validly cover the method used to identify the Candidate Compounds, in each case as contemplated under the Agreement.
1.5.Disclaimer of Warranties.  EXCEPT AS EXPRESSLY SET FORTH IN THE  AGREEMENT,
    -------------------------
   NEITHER PARTY MAKES ANY REPRESENTATIONS NOR EXTENDS ANY WARRANTY OR CONDITION OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, OR NON-INFRINGEMENT.
2. INDEMNIFICATION
2.1.Indemnification by Company.   Company  shall  indemnify,  defend  and  hold
    ---------------------------
   Cengent, its affiliates and their permitted contractors and agents, employees, officers and directors (the "Cengent Indemnitees") harmless from and against any and all liability, damage, loss, cost or expense (including reasonable attorneys' fees) arising out of third party claims or lawsuits related to (a) Company's performance of its obligations under the Agreement;
   (b) the manufacture, use or sale of any Product by Company and its affiliates and their permitted licensees and sublicensees, distributors and agents; (c) material breach by Company of any of its covenants, representations or warranties set forth in the Agreement; or (d) claims that the Company's Protein Target or cell lines related thereto resulted from a process or method that infringes the Intellectual Property rights of a third party, except to the extent such claims or suits result from the material breach of any of the provisions of the Agreement, gross negligence or willful misconduct of the Cengent Indemnitees. Upon the assertion of any such claim or suit, the Cengent Indemnitees shall promptly notify Company thereof and Company shall appoint counsel reasonably acceptable to the Cengent Indemnitees to represent the Cengent Indemnitees with respect to any claim or suit for which indemnification is sought. The Cengent Indemnities shall not settle any such claim or suit without the prior written consent of Company, unless the Cengent Indemnitees shall have first waived their rights to indemnification hereunder. As used herein, "Product" means any commercial product comprising a Candidate Compound or a derivative (e.g., homologs, analogs, polymorphs, isomers, prodrugs and formulations) as an active ingredient.
2.2.Indemnification By Cengent.   Cengent  shall  indemnify,  defend  and  hold
    ---------------------------
   Company, its affiliates and their permitted contractors and agents, employees, officers and directors (the "Company Indemnitees") harmless from and against any and all liability, damage, loss, cost or expense (including reasonable attorneys' fees) arising out of third party claims or lawsuits related to (a) Cengent's performance of its obligations under the Agreement;
   (b) a material breach by Cengent of any of its covenants, representations or warranties set forth in the Agreement; or (c) claims that the Candidate Compounds resulting from a process or the method of identifying Candidate Compounds infringes the Intellectual Property rights of a third party, except to the extent that such claims or suits result from the material breach of any of the provisions of the Agreement, gross negligence or willful misconduct of the Company Indemnitees. Upon the assertion of any such claim or suit, the Company Indemnitees shall promptly notify Cengent thereof and Cengent shall appoint counsel reasonably acceptable to the Company Indemnitees to represent the Company Indemnitees with respect to any claim or suit for which indemnification is sought. The Company Indemnitees shall not settle any such claim or suit without the prior written consent of Cengent, unless the Company Indemnitees shall have first waived their rights to indemnification hereunder.
2.3.Insurance Proceeds.  Any indemnification hereunder shall be made net of any
    -------------------
   insurance proceeds recovered by the indemnified party; provided, however, that if, following the payment to the indemnified party of any amount under this Section , such indemnified party recovers any insurance proceeds in respect of the claim for which such indemnification payment was made, the indemnified party shall promptly pay an amount equal to the amount of such proceeds (but not exceeding the amount of such indemnification payment) to the indemnifying party.
3. TERM AND TERMINATION
3.1.Breach.  Except for  Company's  payment obligations, the failure by a party
    -------
   to comply with any of the material obligations contained in the Agreement shall entitle the other party to give notice to have the default cured. If such default is not cured within ten (10) days after the receipt of such notice, or diligent steps are not taken to cure if by its nature such default could not be cured within ten (10) days, the notifying party shall be entitled, without prejudice to any of its other rights conferred on it by the Agreement, and in addition to any other remedies that may be available to it, to terminate the Agreement with respect to a given Candidate Compound or Lead Optimization Compound or, depending upon the materiality of the breach, to terminate the Agreement with respect to the Agreement in its entirety; provided, however, that such right to terminate shall be stayed in the event that, during such ten (10) day period, the party alleged to have been in default shall have: (a) initiated arbitration in accordance with Section , below, with respect to the alleged default, and (b) diligently and in good faith cooperated in the prompt resolution of such arbitration proceedings.

3.2.Insolvency or Bankruptcy.
    -------------------------
   3.2.1.Either party may, in addition to any other  remedies  available by law or in equity, terminate the Agreement by written notice to the other party in the event the latter party shall have become insolvent or bankrupt, or shall have an assignment for the benefit of its creditors, or there shall have been appointed a trustee or receiver of the other party or for all or a substantial part of its property or any case or proceeding shall have been commenced or other action taken by or against the other party in bankruptcy or seeking reorganization, liquidation, dissolution, winding-up, arrangement or readjustment of its debts or any other relief under any bankruptcy, insolvency, reorganization or other similar act or law of any jurisdiction now or hereafter in effect, or there shall have been issued a warrant of
        attachment,  execution,  restraint  or  similar   process  against  any
        substantial part of the property of the other party, and any such event shall have continued for ninety (90) days undismissed, unbonded and undischarged.
   3.2.2.All rights and  licenses granted under or pursuant to the Agreement by
        Company or Cengent are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the U.S. Bankruptcy Code, licenses of right to "Intellectual Property" as defined under Section 101 of the U.S. Bankruptcy Code. The parties agree that the parties as licensees of such rights under the Agreement, shall retain and may fully exercise all of their rights and elections under the U.S. Bankruptcy Code. The parties further agree that, in the event of the commencement of a bankruptcy proceeding by or against either party under the U.S.
        Bankruptcy Code, the party hereto which is not a party to such proceeding shall be entitled to a complete duplicate of (or complete access to, as appropriate) any such Intellectual Property and all embodiments or descriptions of such licensed Intellectual Property, and same, if not already in their possession, shall be promptly delivered to it (a) upon any such commencement of a bankruptcy proceeding upon its written request therefor, unless the party subject to such proceedings elects to continue to perform all of its obligations under the Agreement or (b) if not delivered under (a) above, upon the rejection of the Agreement by or on behalf of the party subject to such proceeding upon written request therefor by the nondebtor party.
3.3.Survival of Obligations.  The termination or expiration  of  the  Agreement
    ------------------------
   shall not relieve the parties of any obligations accruing prior to such termination, and any such termination shall be without prejudice to the rights of either party against the other. The provisions of Section shall survive any termination of the Agreement.
4. DISPUTE RESOLUTION
4.1.Dispute  Resolution  Process.   Both parties understand and appreciate that
    -----------------------------
   their long term mutual interest will be best served by affecting a rapid and fair resolution of any claims or disputes which may arise out of services performed under this contract or from any dispute concerning the terms of
   the  Agreement.   Therefore, both parties agree to use their best efforts to resolve all such disputes as rapidly as possible on a fair and equitable basis. Toward this end, both parties agree to develop and follow a process for presenting, rapidly assessing, and settling claims on a fair and equitable basis that takes into account the precise subject and nature of the dispute.
4.2.Dispute  Resolution  Panel.   If  any  dispute or claim arising  under  the
    ---------------------------
   Agreement cannot be or is not readily resolved by the parties pursuant to the process described above, then the parties agree to refer the matter to a panel consisting of the Chief Executive Officer of Cengent and the Chief Executive Officer of Company or their designees for review and a non-binding
   resolution.   A  copy  of the terms of the Agreement, agreed upon facts (and areas of disagreement), and concise (3 pages or less) summary of the basis for each side's contentions will be provided to both such officers who shall review the same, confer and attempt to reach a mutual resolution of the issue. The described material shall be provided within ten days of either party giving the other written notice that the party sending the notice wants to avail itself of the process described in this Section .
4.3.Arbitration.
    ------------
   4.3.1.If,  by thirtieth day following  the  notice  described  in  the  last sentence of Section above, the matter has not been resolved utilizing the foregoing process and the parties are unwilling to accept the non-binding decision of the dispute resolution panel, either or both parties may elect to pursue definitive resolution through binding arbitration, which the parties agree to accept in lieu of litigation or other legally available remedies (with the exception of injunctive relief where such relief is necessary to protect a party from
        irreparable  harm  pending  the  outcome   of   any   such  arbitration
        proceeding).   Binding arbitration shall be settled in accordance  with
        the  Rules  of  the   American  Arbitration  Association  by  a  single
        arbitrator chosen in accordance  with  such  Rules.   If  such  dispute
        relates   primarily   to  patent  rights  relating  to  Products,  such
        arbitrator shall be selected in such a manner to ensure that he or she will have sufficient technical expertise and training to handle such a dispute.
   4.3.2.As  set forth in Section , the Agreement  shall  be  governed  by  and construed  in  accordance  with  the  substantive  laws of the State of
        California  without  regard  to  the  conflicts  of laws provisions  of
        California.   The  arbitration  will be held in San Diego,  California.
        Judgment upon the award rendered may be entered in any court having jurisdiction and the parties hereby consent to the said jurisdiction and venue, and further irrevocably waive any objection which either party may have now or hereafter to the laying of venue of any proceedings in said courts and to any claim that such proceedings have been brought in an inconvenient forum, and further irrevocably agree that a judgment or order in any such proceeding shall be conclusive and binding upon the parties and may be enforced in the courts of any other jurisdiction.
4.4.No Consequential  Damages.   IN  NO  EVENT SHALL EITHER PARTY OR ANY OF ITS
    --------------------------
   RESPECTIVE AFFILIATES BE LIABLE TO THE OTHER PARTY OR ANY OF ITS AFFILIATES FOR SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES, WHETHER IN
   CONTRACT,  WARRANTY,  TORT,  NEGLIGENCE,   STRICT  LIABILITY  OR  OTHERWISE,
   INCLUDING, BUT NOT LIMITED TO, LOSS OF PROFITS OR REVENUE, OR CLAIMS OF CUSTOMERS OF ANY OF THEM OR OTHER THIRD PARTIES FOR SUCH OR OTHER DAMAGES.
5. MISCELLANEOUS PROVISIONS
5.1.Entire  Agreement.   This  Agreement,  each of the Exhibits hereto, and the
    ------------------
   separate  non-disclosure  agreement  constitute   and   contain  the  entire
   understanding and agreement of the parties respecting the subject matter of the Agreement and cancels and supersedes any all prior negotiations, correspondence, understandings and agreements between the parties, whether oral or written, regarding such subject matter.
5.2.Further  Actions.   Each  party  agrees to execute, acknowledge and deliver
    -----------------
   such further instruments and to do all such other acts as may be necessary or appropriate in order to carry out the purposes and intent of the Agreement.
5.3.Binding Effect.  This Agreement  and  the  rights  granted  herein shall be
    ---------------
   binding upon and shall inure to the benefit of Cengent, Company and their successors and permitted assigns.
5.4.Assignment.   Neither  party  shall  assign the Agreement without the prior
    -----------
   written consent of the other party; provided, however, that either party may assign the Agreement without the prior written consent of the other in connection with the sale or transfer of substantially all of its assets, or in the event of its merger or consolidation or change of control or similar transaction, or to a 80% or more owned affiliate of a party. Any permitted assignee shall assume all obligations of its assignor under the Agreement.
5.5.No Implied Licenses.  No rights to any other patents, know-how or technical
    --------------------
   information, or other intellectual property rights, other than as explicitly identified herein, are granted or deemed granted by the Agreement. No right, expressed or implied, is granted by the Agreement to a party to use in any manner the name or any other trade name or trademark of the other party in connection with the performance of the Agreement.
5.6.No Waiver.  No waiver, modification or  amendment  of  any provision of the
    ----------
   Agreement shall be valid or effective unless made in writing and signed by a duly authorized officer of each party (which, with respect to Cengent, shall mean its CEO, President, COO or CFO). The failure of either party to assert a right hereunder or to insist upon compliance with any term or condition of the Agreement shall not constitute a waiver of that right or excuse a similar subsequent failure to perform any such term or condition.
5.7.Force Majeure.  The failure  of a party to perform any obligation under the
    --------------
   Agreement by reason of acts of God, acts of governments, riots, wars, strikes, accidents or deficiencies in materials or transportation or other causes of a similar magnitude beyond its control shall not be deemed to be a breach of the Agreement.
5.8.Independent Contractors.   Both  parties  are independent contractors under
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   the Agreement.  Nothing contained in the Agreement  is intended nor is to be construed  so  as  to  constitute  Cengent or Company as partners  or  joint
   venturers  with respect to the Agreement.   Neither  party  shall  have  any
   express or implied right or authority to assume or create any obligations on behalf of or in the name of the other party or to bind the other party to any other contract, agreement or undertaking with any third party.
5.9.Notices and Deliveries.   Any formal notice, request, delivery, approval or
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   consent required or permitted  to  be  given under the Agreement shall be in writing and shall be deemed to have been sufficiently given when it is received, whether delivered in person, transmitted by facsimile with contemporaneous confirmation, or delivery by registered letter (or its equivalent) or delivery by certified overnight courier service, to the party to which it is directed at its address shown below the party's signature block on the Agreement or such other address as such party shall have last given by notice to the other party.
5.10.Public Announcements.  The  parties will make a good faith effort to agree
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   upon the timing and content of  any  initial  press release to the Agreement and the transactions contemplated herein. No initial press release will be made unless each party has approved its timing and content.
   5.10.1.Except to the extent already disclosed in that initial  press release or other public communication, no public announcement concerning the existence or the terms of the Agreement or concerning the transactions described herein shall be made, either directly or indirectly, by Company or Cengent, without first obtaining the approval of the other party and agreement upon the nature, text, and timing of such announcement, which approval and agreement shall not be unreasonably withheld.
   5.10.2.The party desiring to make any such public announcement shall provide the other party with a written copy of the proposed announcement in sufficient time prior to public release to allow such other party to comment upon such announcement, prior to public release.
5.11.Headings.  The captions  to the sections and articles in the Agreement are
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   not a part of the Agreement,  and  are  included  merely  for convenience of reference only and shall not affect its meaning or interpretation. 5.12.Severability. If any provision of the Agreement becomes or is declared by
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   a court of competent jurisdiction to be illegal, unenforceable  or void, the
   Agreement shall continue in full force and effect without said provision, so long as the Agreement, taking into account said voided provision(s), continues to provide the parties with the same practical economic benefits as the Agreement containing said voided provision(s) did on the Effective Date. If, after taking into account said voided provision(s), the parties are unable to realize the practical economic benefit contemplated on the Effective Date, the parties shall negotiate in good faith to amend the Agreement to reestablish the practical economic benefit provided the parties on the Effective Date.
5.13.Applicable Law.  This Agreement shall be governed  by  and  interpreted in
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   accordance with the laws of the State of California without reference to its conflicts of laws provisions.
5.14.Counterparts.   This  Agreement  may  be  executed  in  counterparts,   or
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   facsimile  versions,  each  of  which shall be deemed to be an original, and both of which together shall be deemed to be one and the same agreement. 5.15.Facsimile Signatures. The parties hereto (i) each agree to permit the
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   use,  from  time  to time and where appropriate under the circumstances,  of telecopied signatures in order to expedite the transaction(s) contemplated by the Agreement; (ii) each intend to be bound by its respective telecopied signature; (iii) are each aware that the other will rely on the telecopied signature; and (iv) each acknowledge such reliance and waive any defenses to the enforcement of the documents effecting the transactions contemplated by the Agreement based on a telecopied signature. The parties covenant to each other that when they use telecopied signatures, they will in a timely manner send the other party the original signature.


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